GOOSEHEAD INSURANCE, INC. ANNOUNCES FIRST QUARTER 2025 RESULTS
– Total Revenue Increased 17% and Core Revenue* Grew 17% over the Prior-Year Period –
– Total Written Premium increased 22% to $1.0 billion over the Prior-Year Period –
–Net Income of $2.6 million versus Net Income of $1.8 million a year ago –
– Adjusted EBITDA* of $15.5 million versus $11.7 million in the Prior-Year Period –
–Company Announces new $100 million Share Repurchase Authorization through May 1, 2026 –

WESTLAKE, TEXAS – April 23, 2025 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the first quarter ended March 31, 2025.

First Quarter 2025 Highlights
•Total Revenues grew 17% over the prior-year period to $75.6 million in the first quarter of 2025
•First quarter Core Revenues* of $69.1 million increased 17% over the prior-year period
•First quarter net income of $2.6 million improved from net income of $1.8 million a year ago
•EPS of $0.09 per share increased from $0.07 in the prior-year period, and Adjusted EPS* of $0.26 per share decreased 5% over the prior-year period
•Net Income Margin for the first quarter was 4%
•Adjusted EBITDA* of $15.5 million increased from $11.7 million in the prior-year period
•Adjusted EBITDA Margin* increased versus the prior-year period to 21%
•Total Written Premiums placed for the first quarter increased 22% over the prior-year period to $1.0 billion.
•Policies in Force increased 13% from the prior-year period to approximately 1,729,000
•Corporate agent headcount of 426 was up 46% compared to the prior-year period
•Total franchise producers of 2,097 increased 7% from the prior-year period

“At Goosehead, our strong growth comes from delivering exceptional value to clients, agents and partners,” said Mark Miller, President and CEO. “For the first quarter we drove premium growth of 22% with total and core revenue* up 17%. Net Income increased 46% for the quarter and Adjusted EBITDA* for the quarter increased 32%. Net Income Margin was 4% and adjusted EBITDA margin* expanded 300 basis points to 21%. During the quarter we invested meaningfully in our production force, service function, technology initiatives, and AI-driven tools to enhance the personal lines experience across all our key stakeholders. We currently place roughly $4 billion in annual premium—still less than 1% of the over $500 billion U.S. personal lines market. We believe our runway is enormous and our competitive moat in the marketplace continues to expand. I could not be more excited for our company's future as we progress towards our goal of becoming the largest distributor of personal lines in the US.”

*Core Revenue, Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EPS to basic earnings per share and Adjusted EBITDA to net income, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the reconciliation table accompanying this release.

First Quarter 2025 Results
For the first quarter of 2025, revenues were $75.6 million, an increase of 17% compared to the corresponding period in 2024. Core Revenues, a non-GAAP measure which excludes contingent commissions, initial franchise fees, interest income, and other income, were $69.1 million, a 17% increase from $58.8 million in the prior-year period. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. Core Revenue growth was driven by improved franchise productivity and client retention of 84%, and rising premium rates. The Company grew total written premiums, which we consider to be the leading indicator of future revenue growth, by 22% in the first quarter.

Total operating expenses for the first quarter of 2025 were $69.0 million, up from $63.0 million in the prior-year period. Total operating expenses, excluding equity-based compensation, depreciation and amortization, and impairment expenses* for the first quarter of 2025 were $60.1 million, up 14% from $52.7 million in the prior-year period. Employee compensation and benefits increased to $48.3 million from $42.1 million in the prior-year period. Employee compensation and benefits, excluding equity-based compensation* increased to $42.1 million from $34.8 million in the prior-year period. The increases were primarily due to investments in corporate producers and our service and technology functions. Equity-based compensation decreased to $6.2 million for the period, compared to $7.4 million in the prior-year period. General and administrative expenses increased to $17.6 million from $17.2 million in the prior-year period. General and administrative expenses, excluding impairment*, increased to $17.6 million from $16.8 million in the prior-year period. The increases were primarily due to increases in professional services and investments in technology and systems to drive growth and continue to improve the client experience. Bad debt expense of $0.4 million decreased from $1.1 million in the prior-year period.

Net income in the first quarter of 2025 was $2.6 million versus net income of $1.8 million in the prior-year period. Earnings per share and Net Income Margin for the first quarter of 2025 were $0.09 and 4%, respectively. Adjusted EPS for the first quarter of 2025, which excludes equity-based compensation and impairment expense, was $0.26 per share. Total Adjusted EBITDA was $15.5 million for the first quarter of 2025 compared to $11.7 million in the prior-year period. Adjusted EBITDA Margin of 21% increased compared to the prior-year period.

*Total operating expenses, excluding equity-based compensation, depreciation and amortization, and impairment expenses; Employee compensation and benefits, excluding equity-based compensation; and General and administrative expenses, excluding impairment are non-GAAP measures. For the definition and reconciliation of each non-GAAP measure, see “Reconciliation of Non-GAAP Measures to GAAP” below.

Liquidity and Capital Resources
As of March 31, 2025, the Company had cash and cash equivalents of $70.2 million. We had an unused line of credit of $75.0 million as of March 31, 2025. Total outstanding term note payable balance was $300.0 million as of March 31, 2025. During the quarter ended March 31, 2025, the Company did not repurchase any shares of Class A common stock. As of March 31, 2025, the share repurchase authorization expired.

The Company’s board of directors authorized a new share repurchase program after the prior repurchase authorization expired on March 31, 2025. The new authorization is for repurchases of up to $100 million of Class A common stock through May 1, 2026. The share repurchase program does not require the Company to acquire any dollar amount or number of shares and may be modified, suspended, or discontinued at any time.

2025 Outlook
The Company is reiterating its guidance for full year 2025 as follows:
•Total written premiums placed for 2025 are expected to be between $4.65 billion and $4.88 billion, representing growth of 22% on the low end of the range to 28% on the high end of the range.
•Total revenues for 2025 are expected to be between $350 million and $385 million, representing growth of 11% on the low end of the range to 22% on the high end of the range.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

To access the call by phone, participants should go to this link (registration link), and you will be provided with the dial in details.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.goosehead.com.

A webcast replay of the call will be available at http://ir.goosehead.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services through corporate and franchise locations throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 200 insurance companies that underwrite personal and commercial lines. For more information, please visit goosehead.com or goosehead.com/become-a-franchisee.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2024 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenues:
Commissions and agency fees	$29,423	$26,221
Franchise revenues	45,971	37,989
Interest income	189	250
Total revenues	75,583	64,460
Operating Expenses:
Employee compensation and benefits	48,334	42,130
General and administrative expenses	17,559	17,180
Bad debts	406	1,127
Depreciation and amortization	2,670	2,568
Total operating expenses	68,969	63,005
Income from operations	6,614	1,455
Other Income:
Interest expense	(5,823)	(1,487)
Other income (expense)	168	(6,727)
Income (loss) before taxes	959	(6,759)
Tax benefit	(1,687)	(8,568)
Net income	2,646	1,809
Less: net income (loss) attributable to noncontrolling interests	304	(5)
Net income attributable to Goosehead Insurance, Inc.	$2,342	$1,814
Earnings per share:
Basic	$0.09	$0.07
Diluted	$0.09	$0.05
Weighted average shares of Class A common stock outstanding
Basic	24,791	25,087
Diluted	25,943	38,839

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenues:
Core Revenue:
Renewal Commissions(1)	$16,952	$15,961
Renewal Royalty Fees(2)	37,244	29,053
New Business Commissions(1)	5,755	5,681
New Business Royalty Fees(2)	6,929	6,234
Agency Fees(1)	2,240	1,911
Total Core Revenue	69,120	58,839
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,342	2,245
Interest Income	189	250
Total Cost Recovery Revenue	1,531	2,495
Ancillary Revenue:
Contingent Commissions(1)	4,476	2,668
Other Franchise Revenues(2)	456	458
Total Ancillary Revenue	4,932	3,126
Total Revenues	75,583	64,460
Operating Expenses:
Employee compensation and benefits, excluding equity-based compensation	42,098	34,773
General and administrative expenses, excluding impairment	17,559	16,833
Bad debts	406	1,127
Total	60,063	52,733
Adjusted EBITDA	15,520	11,727
Adjusted EBITDA Margin	21%	18%

Interest expense	(5,823)	(1,487)
Depreciation and amortization	(2,670)	(2,568)
Tax benefit	1,687	8,568
Equity-based compensation	(6,236)	(7,357)
Impairment expense	—	(347)
Other income (expense)	168	(6,727)
Net Income	$2,646	$1,809
Net Income Margin	4%	3%
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated Statements of Operations within Goosehead’s Form 10-Q for the three months ended March 31, 2025 and 2024.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated Statements of Operations within Goosehead’s Form 10-Q for the three months ended March 31, 2025 and 2024.

Goosehead Insurance, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	March 31,	December 31,
	2025	2024
Assets
Current Assets:
Cash and cash equivalents	$70,208	$54,280
Restricted cash	2,363	3,693
Commissions and agency fees receivable, net	8,156	31,375
Receivable from franchisees, net	12,178	11,077
Prepaid expenses	22,498	8,139
Total current assets	115,403	108,564
Receivable from franchisees, net of current portion	3,583	3,469
Property and equipment, net of accumulated depreciation	23,455	24,101
Right-of-use asset	36,111	37,420
Intangible assets, net of accumulated amortization	27,094	25,075
Deferred income taxes, net	200,574	193,478
Other assets	6,336	5,546
Total assets	$412,556	$397,653
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$20,377	$22,891
Premiums payable	2,363	3,693
Lease liability	5,901	6,535
Contract liabilities	2,743	3,275
Note payable	3,000	10,063
Liabilities under tax receivable agreement	6,993	—
Total current liabilities	41,377	46,457
Lease liability, net of current portion	53,116	54,536
Note payable, net of current portion	290,333	82,251
Contract liabilities, net of current portion	15,677	15,191
Liabilities under tax receivable agreement, net of current portion	157,568	160,142
Total liabilities	558,071	358,577
Class A common stock, $0.01 par value per share - 300,000 shares authorized, 25,055 shares issued and outstanding as of March 31, 2025, 24,668 shares issued and outstanding as of December 31, 2024	251	247
Class B common stock, $0.01 par value per share - 50,000 shares authorized, 12,475 issued and outstanding as of March 31, 2025, 12,620 shares issued and outstanding as of December 31, 2024	125	126
Additional paid in capital	69,925	58,917
Accumulated deficit	(158,845)	(15,401)
Total stockholders' equity	(88,544)	43,889
Non-controlling interests	(56,971)	(4,813)
Total equity	(145,515)	39,076
Total liabilities and equity	$412,556	$397,653
.

Goosehead Insurance, Inc.
Reconciliation of Non-GAAP Measures to GAAP
This release includes certain financial performance measures that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses these non-GAAP financial measures for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Income. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation, impairment expense, and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management and our investors because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
•“Total operating expenses, excluding equity-based compensation, depreciation and amortization, and impairment expenses” is defined as total operating expenses (the most directly comparable GAAP measure) before equity-based compensation, depreciation and amortization, and impairment expenses. This measure is useful to management and our investors as it eliminates the impact of certain non-cash charges.
•“Employee compensation and benefits, excluding equity-based compensation” is defined as Employee compensation and benefits (the most directly comparable GAAP measure) before equity-based compensation. This measure is useful to management and our investors as it eliminates the impact of certain non-cash compensation charges.
•“General and administrative expenses, excluding impairment” is defined as general and administrative expenses (the most directly comparable GAAP measure) before impairment expense. This measure is useful to management and our investors as it eliminates the impact of certain non-cash charges.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three months ended March 31, 2025 and 2024 (in thousands):

	Three Months Ended March 31,
	2025	2024
Total Revenues	$75,583	$64,460

Core Revenue:
Renewal Commissions(1)	$16,952	$15,961
Renewal Royalty Fees(2)	37,244	29,053
New Business Commissions(1)	5,755	5,681
New Business Royalty Fees(2)	6,929	6,234
Agency Fees(1)	2,240	1,911
Total Core Revenue	69,120	58,839
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,342	2,245
Interest Income	189	250
Total Cost Recovery Revenue	1,531	2,495
Ancillary Revenue:
Contingent Commissions(1)	4,476	2,668
Other Franchise Revenues(2)	456	458
Total Ancillary Revenue	4,932	3,126
Total Revenues	$75,583	$64,460
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated Statements of Operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated Statements of Operations.

The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three months ended March 31, 2025 and 2024 (in thousands):

	Three Months Ended March 31,
	2025	2024
Net Income	$2,646	$1,809
Interest expense	5,823	1,487
Depreciation and amortization	2,670	2,568
Tax benefit	(1,687)	(8,568)
Equity-based compensation	6,236	7,357
Impairment expense	—	347
Other (income) expense	(168)	6,727
Adjusted EBITDA	$15,520	$11,727
Net Income Margin(1)	4%	3%
Adjusted EBITDA Margin(2)	21%	18%
(1) Net Income Margin is calculated as Net Income divided by Total Revenue ($2,646/$75,583) and ($1,809/$64,460) for the three months ended March 31, 2025 and 2024.
(2) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($15,520/$75,583), and ($11,727/$64,460) for the three months ended March 31, 2025 and 2024.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three months ended March 31, 2025 and 2024. Note that totals may not sum due to rounding:

	Three Months Ended March 31,
	2025	2024
Earnings per share - basic (GAAP)	$0.09	$0.07
Add: equity-based compensation(1)	0.17	0.19
Add: impairment expense(2)	—	0.01
Adjusted EPS (non-GAAP)	$0.26	$0.28
(1) Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$6.2 million/(24.8 million + 12.6 million)] for the three months ended March 31, 2025 and [$7.4 million/ (25.1 million + 12.9 million)] for the three months ended March 31, 2024.
(2) Calculated as impairment expense divided by sum of weighted average Class A and Class B shares [$0.3 million/(25.1 million + 12.9 million)] for the three months ended March 31, 2024. No impairment was recorded for the three months ended March 31, 2025.

Goosehead Insurance, Inc.
Key Performance Indicators

	March 31, 2025	December 31, 2024	March 31, 2024
Corporate sales agents < 1 year tenured	254	253	138
Corporate sales agents > 1 year tenured	172	164	154
Operating franchises < 1 year tenured	100	90	133
Operating franchises > 1 year tenured	998	1,013	1,022
Total Franchise Producers	2,097	2,092	1,963
QTD Corporate Agent Productivity < 1 Year (1)	$14,960	$12,787	$16,520
QTD Corporate Agent Productivity > 1 Year (1)	$27,793	$26,788	$27,261
QTD Franchise Productivity < 1 Year (2)	$13,904	$17,861	$16,736
QTD Franchise Productivity > 1 Year (2)	$30,551	$29,089	$25,109
Policies in Force	1,729,000	1,674,000	1,528,000
Client Retention	84%	84%	85%
Premium Retention	98%	98%	100%
QTD Written Premium (in thousands)	$1,000,231	$965,596	$818,785
Net Promoter Score ("NPS")	87	89	91
(1) - Corporate Productivity is New Business Production per Agent (Corporate): The New Business Revenue collected related to corporate sales, divided by the average number of full-time corporate sales agents for the same period. This calculation excludes interns, part-time sales agents and partial full-time equivalent sales managers.
(2) - Franchise Productivity is New Business Production per Franchise: The gross commissions paid by Carriers and Agency Fees received related to policies in their first term sold by franchise sales agents, divided by the average number of franchises for the same period, prior to paying Royalty Fees to the Company.